EXHIBIT 32.1

     Harry Lee Waterfield II and Larry Johnson, being the President and Vice President, Chief Financial Officer, respectively, of Investors Heritage Capital Corporation, hereby certify as of this 14th day of August, 2013, that the Form 10-Q for the Quarter ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Investors Heritage Capital Corporation.

INVESTORS HERITAGE CAPITAL CORPORATION

BY: /s/Harry Lee Waterfield II
Harry Lee Waterfield II
DATE: August 14, 2013	President

BY: /s/Larry Johnson
Larry Johnson
DATE: August 14, 2013	Vice President - Chief Financial Officer

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